Exhibit 32.1

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-QSB for the period ended June 30, 2007: (1) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of Newnan Coweta Bancshares, Inc.

Date: August 13, 2007

/s/ James B. Kimsey
James B. Kimsey, President and Chief Executive Officer